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                                                                   Exhibit 10.53


                                    EXHIBIT A


                            COLE NATIONAL CORPORATION

                           RESTRICTED STOCK AGREEMENT

                  THIS RESTRICTED STOCK AGREEMENT (as amended, modified or supplemented from time to time, this "AGREEMENT") dated January 18, 2000 is made by and between Cole National Corporation, a Delaware corporation (the "COMPANY"), and Larry Pollock, an individual residing in the State of Ohio (the "GRANTEE").

                  WHEREAS, the Compensation Committee (the "COMMITTEE") of the Board of Directors of the Company (the "BOARD") has authorized by resolution the execution of a restricted stock agreement in the form hereof; and

                  WHEREAS, the Grantee and the Company entered into an Employment Agreement (the "EMPLOYMENT AGREEMENT") on January 18, 2000 (the "EFFECTIVE DATE");

                  NOW, THEREFORE, in consideration of the Grantee's acceptance of the terms and conditions of this Agreement, and subject to the terms of this Agreement, the Company hereby awards to the Grantee 525,000 shares (together with all other shares of Common Stock that become subject to this Agreement, collectively, the "RESTRICTED SHARES") of the Company's common stock, par value $.001 per share ("COMMON STOCK"):

                  1. ISSUANCE OF COMMON STOCK. The Restricted Shares covered by this Agreement shall be represented by certificates registered in the name of the Grantee and bearing a legend referring to the restrictions set forth in this Agreement.

                  2. RESTRICTION ON TRANSFER OF COMMON STOCK. The Restricted Shares may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Company, until they have become nonforfeitable in accordance with Section 3 of this Agreement. Any purported transfer, encumbrance or other disposition of the Restricted Shares that is in violation of this Section 2 will be null and void, and the other party to any such purported transaction will not obtain any rights to or interest in the Restricted Shares. The Committee or the Board may, in their sole and absolute discretion, waive the restrictions set forth in this Section 2 with respect to all or any portion of the Restricted Shares granted under this Agreement. At the reasonable request of Grantee, the Company shall cooperate with Grantee to permit transfers to family members or trusts controlled by Grantee or members of his immediate family to facilitate estate planning. Any transferee must agree to be bound by the terms and conditions of this Agreement in a writing in form and substance reasonably acceptable to the Company.

                  3. PURCHASE OF COMMON STOCK. On or before the date that is one-hundred eighty (180) days after the Effective Date (the "LAST PURCHASE DATE") the Grantee shall purchase


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for his account not less than 262,500 shares of Common Stock or such lesser number as are acquired by the Maximum Purchase Amount (the "PURCHASED SHARES"). The Company shall grant such reasonable extensions, in light of the circumstances, as may be requested by the Executive. In no event will Executive be required to expend more than Two Million Six Hundred Thirty-Five Thousand Dollars ($2,635,000; the "Maximum Purchase Amount") for the Purchased Shares.

                  4. VESTING OF COMMON STOCK. (a) Except as otherwise set forth in this Section 4 and in Section 5, the Restricted Shares will become nonforfeitable as follows:

                           (i) fifty percent (50%) of the Restricted Shares will become nonforfeitable on the second anniversary of the Effective Date; and

                           (ii) twenty-five percent (25%) of the original number of Restricted Shares awarded will become nonforfeitable on each of the third and fourth anniversaries of the Effective Date; and

                           (iii) notwithstanding the provisions of Section 4(a)(ii), if, for any period of 20 consecutive trading days commencing on or after the second anniversary of the Effective Date and ending on or prior to the fourth anniversary of the Effective Date, the closing stock trading price of the Common Stock on the New York Stock Exchange equals or exceeds $25.00 per share, and Grantee's employment has not terminated, all Restricted Shares not then nonforfeitable will become nonforfeitable as of the close of business of the last trading day in such 20 day period.

                  (b) Anything in this Agreement to the contrary notwithstanding:

                           (i) in the event the Grantee has not purchased for his account the minimum number of 262,500 Purchased Shares or expended the Maximum Purchase Amount as required by
                                    Section 3 by the Last Purchase Date
                                    (including any extensions thereof), or, if earlier, the date on which any Restricted Shares become nonforfeitable, for each share of Common Stock less than the minimum 262,500 Purchased Shares that have not been purchased by Grantee, two (2) Restricted Shares shall be forfeited; such forfeiture to affect, first, those shares that would otherwise become nonforfeitable at the next earliest date, so as to reduce the number of shares that will otherwise become nonforfeitable at that date, before having any effect on subsequent tranches, and second, those shares in subsequent tranches in a like serial fashion.

                           (ii) Purchased Shares shall include shares acquired by Grantee upon exercise of all or part of an option to acquire shares of Common Stock granted on the Effective Date to the Grantee pursuant to



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                                    Nonqualified Stock Option Agreement No. 2
                                    between the Company and the Grantee but not shares inquired pursuant to Nonqualified Stock Option Agreement No. 1 between the Company and the Grantee; and

                           (iii) no additional Restricted Shares shall become nonforfeitable if at the time they would otherwise become nonforfeitable the Grantee does not own a number of unrestricted shares of Common Stock at least equal to the lesser of the aggregate number of Restricted Shares which have not yet become nonforfeitable or the Purchased Shares.

                  (c) If prior to a change in control the Grantee's employment is terminated by the Company without Cause or by Grantee for Good Reason and:

                           (i) the termination occurs on or before the first anniversary of the Effective Date, an aggregate of twenty-five percent (25%) of the original number of shares of Restricted Shares awarded (as may be reduced by Section 4(b)(i)) will immediately become nonforfeitable; or

                           (ii) the termination occurs after the first anniversary and on or before the second anniversary of the Effective Date, an aggregate of seventy-five percent (75%) of the original number of Restricted Shares (as reduced by Section 4(b)(i)) will immediately become nonforfeitable; or

                           (iii) the termination occurs after the second anniversary of the Effective Date, all Restricted Shares awarded will immediately become nonforfeitable; or

                           (iv) notwithstanding the provisions of Section 4(c)(i), (ii) and (iii), if, for the period of 20 consecutive trading days ending immediately prior to the date of termination of employment the closing stock trading price of the Common Stock on the New York Stock Exchange equals or exceeds $25.00 per share, all Restricted Shares not then nonforfeitable will become nonforfeitable as of the close of business of the last trading day in such 20 day period.

                  (d) In the event of the occurrence of a Change in Control, and the Grantee's employment is terminated without Cause or by Grantee for Good Reason and:

                           (i) the termination occurs on or before the first anniversary of the Effective Date, an aggregate of fifty percent (50%) of the original number of the Restricted Shares (as reduced by Section 4(b)(i)) awarded will immediately become nonforfeitable;



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                           (ii)     the termination occurs after the first
                                    anniversary and on or before the second
                                    anniversary of the Effective Date, an
                                    aggregate of seventy-five percent (75%) of the original number of the Restricted Shares (as reduced by Section 4(b)(i)) awarded will immediately become nonforfeitable;

                           (iii) the termination occurs after the second anniversary of the Effective Date, all Restricted Shares awarded will immediately become nonforfeitable; and

                           (iv) notwithstanding the provisions of Section 4(c)(i), (ii) and (iii), if, for the period of 20 consecutive trading days ending immediately prior to the date of termination of employment the closing stock trading price of the Common Stock on the New York Stock Exchange equals or exceeds $25.00 per share, all Restricted Shares not then nonforfeitable will become nonforfeitable as of the close of business of the last trading day in such 20 day period.

                  (e) If the Grantee's employment terminates as a result of his death or Disability:

                           (i) on or before the first anniversary of the Effective Date, an aggregate of twenty-five percent (25%) of the original number of Restricted Shares awarded (as may be reduced by Section 4(b)(i)) will immediately become nonforfeitable;

                           (ii) after the first anniversary and on or before the second anniversary of the Effective Date, an aggregate of fifty percent (50%) of the original number of Restricted Shares awarded (as may be reduced by Section 4(b)(i)) will immediately become nonforfeitable;

                           (iii) after the second anniversary and on or before the third anniversary of the Effective Date, an aggregate of seventy-five percent (75%) of the Restricted Shares awarded (as may be reduced by Section 4(b)(i)) will immediately become nonforfeitable;

                           (iv) after the third anniversary of the Effective Date, all Restricted Shares (as may be reduced by Section 4(b)(i)) awarded will immediately become nonforfeitable.

                  5 TERMINATION OF RIGHTS AND FORFEITURE OF COMMON STOCK. Except for Restricted Shares that have become nonforfeitable in accordance with Section 4, all of the Restricted Shares will be forfeited if the Grantee ceases to be employed by the Company or a Subsidiary. In the event of a forfeiture, any certificate(s) representing the Restricted Shares will be canceled.


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                  6 DIVIDEND, VOTING AND OTHER RIGHTS. (a) Except as otherwise provided in this Agreement, the Grantee will have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereon; PROVIDED, HOWEVER, that any additional shares of Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company will be subject to the same restrictions as the Restricted Shares.

                  (b) Cash dividends, if any, and any other distributions paid on the Restricted Shares will be sequestered by the Company until such time as such Restricted Shares become nonforfeitable in accordance with Section 4 and will, to the extent practicable, be deemed to be reinvested (at the Stock Price on the dividend payment date) on an immediate basis in additional shares of Common Stock from the Company's treasury, which will be subject to the same restrictions as the underlying Restricted Shares granted under this Agreement. If Restricted Shares are forfeited pursuant to Section 5, all dividends and other distributions, together with the earnings thereon, with respect to such Restricted Shares will likewise be forfeited.

                  7 RETENTION OF STOCK CERTIFICATE(S) BY COMPANY. Any certificates representing Restricted Shares will be held in custody by the Company together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares have become nonforfeitable in accordance with Section 4.

                  8 HOLDING PERIOD. Any sale of shares by the Grantee is subject to the provisions of the Employment Agreement.

                  9 COMPLIANCE WITH LAW. Grantee acknowledges that Grantee is an accredited investor as defined in Regulation D promulgated under the Securities Act of 1933, has complete access to the Company's financial and other information, is fully capable of making an investment decision concerning the Company's Common Stock without assistance of third parties, and has no intention to distribute any of the Restricted Shares to third parties. Grantee is receiving the grant of Restricted Shares in connection with and as an inducement to Grantee's accepting employment as an executive officer of the Company.

                  10. ADJUSTMENTS: (a) The Board of Directors of the Company or the Compensation Committee shall make any adjustments in the number or kind of shares of Common Stock or other securities covered by this Agreement as such Board or Committee may in good faith determine is equitably required to prevent dilution or enlargement of the rights of the Grantee that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or
(ii) any merger, consolidation, spin-off, split-off, spin-out, split up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights to purchase securities, or (iii) any distribution to the holders of the Common Stock of rights or warrants to purchase equity interests of the Company, or (iv) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board of Directors


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or the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Agreement such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

                  (b) In the event that any provision of this Agreement would result in a calculation of a number of shares in amounts other than a whole number, the number of shares so calculated will be reduced or increased to the nearest whole number (rounding 0.50 up), with the effect of any such rounding deemed to attached to the last group of shares to be so calculated (with the calculations to be conducted in alphabetical or numerical order, as applicable).

                  11. WITHHOLDING TAXES. If the Company is required to withhold any federal, state, local or foreign tax in connection with any issuance of restricted or nonrestricted shares of Common Stock or other securities pursuant to this Agreement, it will be a condition to such issuance that the Grantee make provisions satisfactory to the Company for payment of all such taxes. In the event that the Grantee desires to have an amount greater than the Withholding Amount withheld, the excess over the Withholding Amount must be paid to the Company in cash.

                  12. RIGHT TO TERMINATE EMPLOYMENT. No provision of this Agreement will limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time.

                  13. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any insurance coverage available to any beneficiary under any insurance plan covering employees of the Company or a Subsidiary.

                  14. AMENDMENTS. No amendment or variation of the terms of this Agreement will be valid unless the same are in writing signed by all parties.

                  15. SEVERABILITY. In the event that one or more of the provisions of this Agreement are invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

                  16. GOVERNING LAW. This Agreement is made under, and will be construed in accordance with, the laws of the State of Ohio without regard to conflict of law principles of such state.

                  17. TAXES. Grantee will make a proper election under Section 83(b) of the Internal Revenue Code of 1986, as amended, no later than 30 days after the date of this Agreement with respect to all of the Restricted Shares.


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                  18. DEFINITIONS. As used in this Agreement, the terms "CAUSE,"
"CHANGE IN CONTROL," "GOOD REASON" and "SUBSIDIARY" shall have the meanings set forth in the Employment Agreement, and the term "STOCK Price" means the closing price of the Common Stock on the New York Stock Exchange on which the Common Stock is traded.

                  This Restricted Stock Agreement has been executed by the parties at Cleveland, Ohio.


                                          COLE NATIONAL CORPORATION



                                          By: /s/ Jeffrey A. Cole
                                              -----------------------------
                                              Name:  Jeffrey A. Cole
                                              Title: Chairman, CEO


                                          /s/ Larry Pollock
                                          ---------------------------------
                                          Larry Pollock




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